REPORT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE



The Board of Directors
Renaissance Capital Greenwich Funds
Greenwich, Connecticut


In planning and performing our audit of the financial statements of The
IPO Plus Aftermarket Fund a series of shares of Renaissance Capital
Greenwich Funds, for the year ended September 30, 2001, we considered their internal control, including controls over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for
establishing and
maintaining internal control.   In fulfilling this
responsibility, estimates
and judgments by management are required to assess
the expected
benefits and related costs of controls.   The
management of The IPO Plus
Aftermarket Fund is responsible for establishing and
maintaining internal
control.   In fulfilling this responsibility,
estimates and judgments by
management are required to assess the expected
benefits and related
costs of controls. Generally, controls that are
relevant to an audit pertain
to the entity's objective of preparing financial
statements for external
purposes that are fairly presented in conformity with
accounting
principles generally accepted in the United States of
America.   Those
controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal
control structure, errors or
fraud may occur and not be detected.   Also,
projection of any evaluation
of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not
necessarily disclose
all matters in the internal control that might be
material weaknesses
under standards established by the American Institute
of Certified Public
Accountants.   A material weakness is a condition in
which the design or
operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control, including controls over safeguarding securities, that we consider to be material weaknesses, as defined above, as of September 30, 2001.

This report is intended solely for the information and use of management and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.




		TAIT,
WELLER & BAKER
Philadelphia, Pennsylvania
October 30, 2001